UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 4, 2009

RATHGIBSON, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134875	22-3683283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Half Day Road, Suite 210, Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 276-2100
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2009, RathGibson, Inc. (the “Company”) entered into a waiver and sixth amendment to its senior secured revolving credit facility (“Revolving Credit Facility”), dated as of February 7, 2006, by and among the Company, RGCH Holdings Corp. (“RGCH Corp.”), Greenville Tube Company, the financial institutions who are or become lenders thereunder and General Electric Capital Corporation.  The waiver and sixth amendment was entered into due to the breach of a solvency requirement (as defined in the Revolving Credit Facility) with respect to RGCH Corp., the Company’s direct parent, at January 31, 2009.  Pursuant to the waiver and sixth amendment, the solvency requirements pertaining to RGCH Corp. contained in the Revolving Credit Facility have been waived, and specified defaults in connection therewith, for all periods prior to May 4, 2009 and the Revolving Credit Facility has been amended to exclude RGCH Corp. from all solvency requirements under the Revolving Credit Facility from and after May 4, 2009.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is furnished herewith:

10.1*

Waiver and Amendment No. 6 to Credit Agreement, dated as of May 4, 2009, by and among RathGibson, Inc., the other persons designated as “Credit Parties” on the signature pages thereof, the financial institutions who are or thereafter become parties to the Agreement as Lenders, and General Electric Capital Corporation, as the initial L/C Issuer and as Agent.

    * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATHGIBSON, INC.

/s/ Jon M. Smith
Jon M. Smith
Chief Financial Officer

Date: May 8, 2009

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